Exhibit 99.02

PROXY

AXCELERANT, INC

130 Theory, Suite 100, Irvine, California  92612

Special Meeting of Stockholders — ____________, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ________ and ____________, and each of them, as proxies of the undersigned, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote all the shares of stock of Axcelerant, Inc. that the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Stockholders of Axcelerant, Inc. (the “Meeting”) to be held on __________, 2003 at 10:00 a.m., local time, at 130 Theory, Suite 100, Irvine, California, and at any adjournment or postponement thereof.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for Proposal No. 1, and this Proxy authorizes the above designated Proxies to vote in their discretion on such other business as may properly come before the Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[See reverse side] (Continued and to be signed on reverse side)

[X] Please mark votes as in this example

The Board of Directors unanimously recommends a vote FOR the Proposal:

1.

TO APPROVE A MERGER BETWEEN AXCELERANT AND AMBER ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF GRIC COMMUNICATIONS, INC. AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF AUGUST 12, 2003, BY AND AMONG GRIC, AMBER ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF GRIC, AND AXCELERANT.

[ ] For	[ ] Against	[ ] Abstain

Whether or not you plan to attend the Meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the Meeting.

Please sign exactly as your name(s) appear(s) on this Proxy.  If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy.  If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary.  Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title.  Please date this Proxy.

[     ] Mark here if you plan to attend the meeting

[     ] Mark here for address change and note below

Signature:	Date:

Signature:	Date: